AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 2001
                                                        REGISTRATION NO. 33-2226

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ________
                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    ________

                       SAFEGUARD HEALTH ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          52-1528581
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)
                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605
                    (Address of principal executive offices)

                       SAFEGUARD HEALTH ENTERPRISES, INC.
                                STOCK OPTION PLAN
                            (Full title of the plan)

                            RONALD I. BRENDZEL, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SAFEGUARD HEALTH ENTERPRISES, INC.
                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605
                              TEL:  (949) 425-4300
                              FAX:  (949) 425-4586

            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                           STRASBURGER & PRICE, L.L.P.
                           901 MAIN STREET, SUITE 4300
                               DALLAS, TEXAS 75202
                                 (214) 651-4300
                         ATTN:  DAVID K. MEYERCORD, ESQ.

                         CALCULATION OF REGISTRATION FEE


                                              CALCULATION OF REGISTRATION FEE
====================================  =================  ====================  ====================  =====================
                                                               PROPOSED          PROPOSED MAXIMUM
                                        AMOUNT TO BE       MAXIMUM OFFERING     AGGREGATE OFFERING         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED   REGISTERED (1)    PRICE PER SHARE (2)        PRICE (2)        REGISTRATION FEE (3)
------------------------------------  -----------------  --------------------  --------------------  ---------------------
Common Stock, $.01 par value           3,000,000 shares  $               1.23  $          1,599,000  $              399.75
====================================  =================  ====================  ====================  =====================

(1)  Represents  the maximum aggregate number of shares of Common Stock that can be purchased by employees under the stock option plan described herein.
(2)  Estimated  solely  for  purposes of computing the amount of the registration fee in accordance with Rule 457(h) under the  Securities Act of 1933, as amended, based on the average of the bid and asked prices for the Common Stock on the
     OTC  Bulletin  Board  on  September  25,  2001.
(3)  Fee  based  on  additional  1,300,000  shares being registered under this amendment. Filing fees for 1,700,000 shares previously  registered  have  been  paid  with  past  filings.

                                  INTRODUCTION

     This Post-Effective Amendment No. 3 to Registration Statement on Form S-8 is filed by SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Company") relating to an additional 1,300,000 shares of the Company's Common Stock, $.01 par value, issuable upon exercise of stock options granted to optionees pursuant to the Stock Option Plan of SafeGuard Health Enterprises, Inc. ("Plan") and consists of only those items required by General Instruction E to Form S-8.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Pursuant to General Instruction E to Form S-8, Part I is not filed as part of this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 33-2226), as amended, filed with the Securities and Exchange Commission, are incorporated by reference into this Registration Statement.

     For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference, shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  8.     EXHIBITS.

     Pursuant to General Instruction E to Form S-8, only the following exhibits are required.

Exhibit
Number          Description
------          -----------

5.1       Opinion of Counsel, Ronald I. Brendzel, Esq.

23.1      Consent of Deloitte & Touche  LLP

24.1      Power of Attorney (contained on signature page hereto)

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on September 27, 2001.

                                 SAFEGUARD  HEALTH  ENTERPRISES,  INC.


                                 By: /s/  James  E.  Buncher
                                     ------------------------------------
                                     James  E.  Buncher
                                     President and Chief Executive Officer


                                 By: /s/  Ronald  I.  Brendzel
                                     ------------------------------------
                                     Ronald  I.  Brendzel
                                     Senior Vice President, General Counsel and
                                     Secretary

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James E. Buncher and/or Ronald I. Brendzel, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE            CAPACITY                                        DATE
     ---------            --------                                        ----

/s/ James E. Buncher      President, Chief Executive Officer and   September 27, 2001
------------------------  Director
James E. Buncher

/s/ Steven J. Baileys     Chairman of the Board of Directors       September 27, 2001
------------------------
Steven J. Baileys

/s/ Ronald I. Brendzel    Senior Vice President, General Counsel,  September 27, 2001
------------------------  Secretary and Director
Ronald I. Brendzel, J.D.

/s/ Dennis L. Gates       Senior Vice President, Chief Financial   September 27, 2001
------------------------  Officer and Director
Dennis L. Gates

/s/ Jack R. Anderson      Director                                 September 27, 2001
------------------------
Jack R. Anderson

/s/ Stephen J. Blewitt    Director                                 September 27, 2001
------------------------
Steven J. Blewitt

/s/ Leslie B. Daniels     Director                                 September 27, 2001
------------------------
Leslie B. Daniels